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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated January 31, 1998 with respect to the financial statements of The First National Bancorp of Greenville, Inc. and subsidiary included in this Registration Statement on Form S-4 and the related Proxy Statement-Prospectus of Whitney Holding Corporation, and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus.



                              /s/ Wilson, Price, Barranco, Blankenship
                                 & Billingsley, P.C.



June 23, 1998
Montgomery, Alabama